KBW 11th Annual Community Bank
Investor Conference
July 27, 2010

Certain statements contained in this presentation are “Forward Looking
Statements” within the meaning of the Private Securities Litigation
Reform Act of 1995. Forward Looking Statements may be identified by the use of forward looking terminology such as “may,” “believes,”
“intends,” “expects,” and “anticipates” or similar terms or variations of these terms. Actual results could differ materially from those set forth in
Forward Looking Statements due to a variety of factors including, without limitation, competition, interest rate risk, credit risk, political and economic conditions and regulatory issues. Further information on these risk factors is included in our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

Profile:
▪ Formed in March 1996
▪ $1.6 billion commercial bank
▪ NASDAQ listed (since 1998): BARI
▪ 16 branches in Greater Providence area
▪ Headquartered in Providence, state capital
▪ Approximately 75% of RI’s population, jobs
 and businesses are located in Greater
 Providence area
• Cities/Towns

Investment
Opportunity
▪ Attractive franchise
 − One of the few sizable independent franchises in
 New England
▪ Solid credit quality and capital position
▪ Earnings traction
▪ Stock trading at modest multiples

Strong
Management
Team
Prudent
Credit
Culture
▪ Focused on delivering results and creating long-
 term shareholder value
▪ Experienced team includes large bank expertise
▪ Consistent track record
▪ Highly visible in the Rhode Island community
▪ Diversified loan portfolio
▪ Conservative credit culture has delivered
 moderate level of nonperforming loans and low
 level of net charge-offs compared to peers
▪ Precautions taken and monitoring processes
 enhanced to weather current economic storm
▪ Team has significant credit management
 expertise
▪ Credit culture extends to investment portfolio

Solid
Capital
Position
Strong
Liquidity
Position
▪ As of June 30, 2010:
 − Total Capital (to Risk Weighted Assets) of
 approximately 12.10%
 − Tier 1 Capital Ratio of approximately 7.80%
 − Tangible Common Equity Ratio of 7.30%
▪ Firm commitment for $8 million of additional trust
 preferred capital in place; available at Company’s
 election through February 5, 2011
▪ Solid core deposit base at 6/30/10, excluding inflow
 of temporary funds:
 − 68% of total deposits up from 65% at year-end 2009
▪ Liquidity supported by diversified funding sources

 Sustainable
Market
Position
▪ Non-commodity product niche
 −  Commercial banking
▪ Commercial banking drives profitability
 − Higher yielding assets
 − Low cost deposits / cash management fees
▪ Differentiated from dominant players in
 marketplace
 − Continued potential for market share growth

FHLB Stock
Mortgage
Backed
Securities
(Fixed)
$ 361.8 million as of 6/30/2010
Trust Preferred
CDOs, 0.1%
OTTI charges since 1/1/08 only $1.0 million

Small Business
Consumer Loans
Commercial
and
Industrial
$ 1.14 billion as of 6/30/2010
Residential
Mortgages
Construction, 2.7%
Lease and Other
CRE
(owner occupied)
Multi-Family
CRE
(non-owner
occupied)
Commercial 67.3%
Consumer 18.2%
Residential 14.5%
 _______
  100.0%

Medical
Residential Units
Commercial
Office /
Condominiums
Retail
Land
Mixed Use
Industrial Warehouse
Other
$ 284.0 million as of 6/30/2010
Note: Includes multi-family and construction

Nonperforming Loans and Leases
$ 14.8 million and 1.30% of total loans & leases
Consumer
Commercial &
Industrial
Commercial
Real Estate
Leases
Residential
Mortgage
Small
Business
Construction,
3.2%
As of June 30, 2010

Loan and Lease Portfolio Net Charge-offs

Credit Score Distribution
Owner Occupied
Second
Non-Owner
Occupied
Owner
Occupied
Primary
As of June 30, 2010

Lien Position Distribution
2nd Lien
Position
1st Lien
Position

▪ Since 1999, the commercial portfolio:
 − Increased from $175 million to $764 million
 − Grew from 38% of total loans to 67%
 − Double digit growth in all years except 2005
▪ Commercial loan growth drove deposit growth
 − 61% of core deposit growth from year-end 2008 was related to our commercial accounts
▪ Nonperforming loans and delinquencies are modest
▪ In 2009, became #1 SBA lender in Rhode Island
▪ Commercial lending growth drove DDA growth
 − 73% of business DDA growth from year-end 2008 was related to our commercial accounts

Core deposits are defined as DDA, NOW, money market and savings accounts

▪ Record net income of $2.7 million
▪ Diluted EPS of $0.57 for the quarter and $1.05 June YTD
 − Significant growth over prior year
▪ Expanded net interest margin:
 − Increase of 57 basis points from Q2 2009
 − Increase of 15 basis points from Q1 2010
▪ Commercial loan portfolio and core deposits grew
▪ Nonperforming asset stability
Q2 2010

Noninterest Expense

Net Income

Earnings Per Share (diluted)

▪ National and local economy
▪ Government regulations may negatively impact:
 − Fee income
 − Minimum capital requirements
 − Operating costs
▪ Asset growth
▪ Institution well-positioned for income expansion
 when credit costs diminish
▪ Capitalize on marketplace perceptions and
 dislocations
▪ Seasoned talent available for recruitment
Challenges
Opportunities

Market price as of July 19, 2010 - $26.73
As of June 30, 2010
Book Value Per Common Share Price to Book Value Per Common Share	$27.63 96.76%
Tangible Book Value Per Common Share Price to Tangible Book Value Per Common Share	$25.00 106.91%
Price to TTM Earnings	15.17
Common Shares Outstanding (net)	4,674,091
Quarterly Dividend (per share)	$0.17
Dividend Yield	2.54%
Market Capitalization (in millions)	$124.9
Tangible Common Equity Ratio	7.30%
Tier 1 Capital Ratio (approximate)	7.80%
Total Capital (to risk-weighted assets) (approximate)	12.10%

NASDAQ: BARI